SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Serologicals Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
VOTING
INFORMATION AS TO NOMINEES AND OTHER DIRECTORS
NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2006 (CLASS 2)
DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING
EXECUTIVE COMPENSATION
COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
STOCKHOLDER PROPOSALS
ANNUAL REPORTS AND FINANCIAL STATEMENTS
COST OF SOLICITATION

SEROLOGICALS CORPORATION

5655 Spalding Drive
Norcross, Georgia 30092

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2003

       NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Serologicals Corporation (the “Corporation”) will be held at 8:00 A.M., local time, on May 16, 2003, at the Renaissance Atlanta Hotel Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354, for the following purposes:

1. To elect three Class 2 Directors of the Corporation to hold office until the 2006 Annual Meeting of Stockholders and until the election and qualification of their respective successors; and

2. To transact such other business as may properly come before the meeting.

      Only holders of record of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 1, 2003, are entitled to notice of, and to vote at, the meeting and any adjournment thereof. These stockholders may vote in person or by proxy.

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Jeffrey D. Linton
Secretary

Dated: April 14, 2003

SEROLOGICALS CORPORATION

5655 Spalding Drive
Norcross, Georgia 30092

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Serologicals Corporation (the “Corporation”) of proxies to be used at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 8:00 A.M., local time, on May 16, 2003, at the Renaissance Atlanta Hotel Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354 and at any adjournments thereof. The purposes of the meeting are:

1. To elect three Class 2 directors of the Corporation to hold office until the 2006 Annual Meeting of Stockholders and until the election and qualification of their respective successors; and

2. To transact such other business as may properly come before the meeting.

      If proxy cards in the form accompanying this proxy statement are properly executed and returned, the shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (1) FOR the election as directors of the nominees of the Board of Directors named below and (2) in the discretion of the persons named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. This proxy statement is first being mailed to stockholders on or about April 9, 2003.

VOTING

      Holders of record of the Corporation’s Common Stock on April 1, 2003 (the “record date”) will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the record date, there were 24, 459,746 shares of Common Stock outstanding and entitled to vote. A majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

      Directors are elected by a plurality of votes cast at the meeting. Abstentions and broker non-votes will have no effect on the election of directors.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

      Three Class 2 directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Each of the nominees is presently a director of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted FOR the election of the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, and each of the nominees has agreed to serve if elected.

      The Board of Directors currently consists of eight members and is divided into three classes. The Corporation’s Amended and Restated Certificate of Incorporation, as amended, and By-Laws provide that three nominees should be considered for election at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named. Each of the three directors elected at the Annual Meeting will serve a full three-year term as a Class 2 director. The Board of directors has nominated David A. Dodd, Wade Fetzer, III, and Ronald G. Gelbman for these directorships.

NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2006

(CLASS 2)

		Has Been a
		Director of the
Name of Nominee	Age	Corporation Since

David A. Dodd	53	2000
Wade Fetzer, III	65	1997
Ronald G. Gelbman	55	2002

DIRECTORS WHOSE TERMS OF OFFICE

WILL CONTINUE AFTER THE ANNUAL MEETING

      Directors Whose Terms Expire in 2004 (CLASS 3)

		Has Been a
		Director of the
Name of Director	Age	Corporation Since

Ralph E. Christoffersen, Ph.D.	65	2001
Desmond H. O’Connell, Jr.	67	1998
George M. Shaw, M.D., Ph.D.	49	1993

      Directors Whose Terms Expire in 2005 (CLASS 1)

		Has Been a
		Director of the
Name of Director	Age	Corporation Since

Gerard M. Moufflet	59	2001
Lawrence E. Tilton	67	1996

      David A. Dodd has served as President, Chief Executive Officer and a director of the Corporation since June 2000. From August 1995 to June 2000, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc., a U.S. subsidiary of an international chemical and pharmaceutical group, and as a member of the Management Board for the Pharmaceutical Sector of Solvay S.A. In addition, Mr. Dodd served as Chairman of the Board of Unimed Pharmaceuticals, Inc., a subsidiary of Solvay, from July 1999 to June 2000. Prior to joining Solvay, Mr. Dodd served in a number of management and executive positions for major life science corporations, including American Home Products Corporation, Bristol-Myers Squibb Company, and Abbott Laboratories. Mr. Dodd currently also serves on the board of directors of two non-profit organizations, the American Foundation for Suicide Prevention and the Georgia Biomedical Partnership.

      Wade Fetzer, III has been a director of the Corporation since December 1997 and is currently the chairman of the Audit Committee and a member of the Research and Development Committee. Mr. Fetzer joined the Goldman Sachs Group, a global investment banking, securities and investment management firm, in 1971 where he served as a General Partner from 1986 to 1994, as a Limited Partner from 1994 to 1999 and currently as a Retired Partner. Mr. Fetzer serves as Chairman Emeritus for the University of Wisconsin Foundation, on the Kellogg Alumni Advisory Board and on the Board of Directors for Potash Corporation.

      Ronald G. Gelbman has been a director of the Corporation since November 2002 and is a member of the Compensation and Personnel Committee. Mr. Gelbman retired in 2000 from Johnson & Johnson, a healthcare manufacturing firm, where he was a member of the Executive Committee, serving as Worldwide Chairman of the health systems and diagnostics planning process, as well as leading the Reengineering Task Force. He also had direct responsibility for Johnson & Johnson’s quality management organization.

Mr. Gelbman began his professional career at Johnson & Johnson in 1972, serving in a variety of positions both domestically and internationally throughout his 28 year tenure. Mr. Gelbman currently serves on the corporate board of Haemonetics Corporation. Haemonetics Corporation is a supplier of the Corporation. Mr. Gelbman also serves on the Board of Trustees of Rollins College, Ringling School of Art & Design and the Sarasota, Florida YMCA.

      Ralph E. Christoffersen, Ph.D. has served as a director of the Corporation since August 2001. Dr. Christoffersen is currently the chairman of the Research and Development Committee and is a member of the Regulatory Compliance Committee. He has been a Partner at Morgenthaler Ventures since July 2001. Dr. Christoffersen previously served as the Chairman of the Board of Ribozyme Pharmaceuticals Inc. (“RPI”) and as Chief Executive Officer and President of RPI from 1992 until July 2001. Prior to joining RPI, Dr. Christoffersen was Senior Vice President in charge of U.S. Research operations at SmithKline Beecham Pharmaceuticals, a pharmaceutical development and manufacturing firm. Prior to his employment at SmithKline Beecham, he served as Vice President of Discovery Research for The Upjohn Company, a pharmaceutical development and manufacturing firm . He serves on the Board of Atugen AG and the Biotechnology Industry Organization. His strong academic background includes serving as President of Colorado State University and as Vice Chancellor for Academic Affairs, and Professor of Chemistry at the University of Kansas.

      Desmond H. O’Connell, Jr. has been a director of the Corporation since July 1998 and has served as Chairman of the Board of Directors since May 2000. From September 1999 until June 2000, Mr. O’Connell served as interim President and Chief Executive Officer of the Corporation. Since 1990, Mr. O’Connell has been an independent management consultant. Mr. O’Connell was with the BOC Group, PLC, an industrial gas and health care company, in senior management positions from 1980 to 1990 and was a member of the Board of Directors of BOC Group, PLC from 1983 to 1990. From April 1990 until September 1990, Mr. O’Connell was President and Chief Executive Officer of BOC Healthcare. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O’Connell held various positions at Baxter Laboratories, Inc., a healthcare manufacturing firm, including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O’Connell is currently a member of the Board of Directors of Abiomed, Inc., a publicly traded manufacturer and marketer of cardiac assist devices.

      George M. Shaw, M.D., Ph.D. has been a director of the Corporation and a member of its Scientific Advisory Board since August 1993. Dr. Shaw is currently the chairman of the Corporation’s Regulatory Compliance Committee and a member of the Research and Development Committee. Dr. Shaw is an Investigator with the Howard Hughes Medical Institute, a not-for-profit medical research organization, and Director, Division of Hematology/ Oncology (Department of Internal Medicine) at the University of Alabama at Birmingham, where he has served on the faculty since 1985. Dr. Shaw has served as the Deputy Director and Senior Scientist at the Center for AIDS Research and as Senior Scientist at the Comprehensive Cancer Center at the University of Alabama at Birmingham since July 1988. Dr. Shaw serves as an External Advisory Committee Member of the Aaron Diamond AIDS Research Center and the University of California at San Francisco Center for AIDS Research.

      Gerard M. Moufflet has been a director of the Corporation since April 2001 and is a member of the Audit Committee and the Compensation and Personnel Committee. Mr. Moufflet has been the Chief Executive Officer and Founder of Acceleration International, a private equity investment firm focused on healthcare, since January 2002. Mr. Moufflet was a Managing Director for Advent International, a private equity investment firm, from 1989 to December 2001. From 1972 to 1989, Mr. Moufflet served in various capacities for Baxter Travenol, a healthcare manufacturing firm, most recently as Corporate Vice President responsible for various European operations. Mr. Moufflet serves as a director of Curative Health Services Inc. and Harvard Dental School.

      Lawrence E. Tilton has been a director of the Corporation since July 1996. Mr. Tilton is currently chairman of the Corporation’s Compensation and Personnel Committee, and a member of the Corporate Governance and Nominating Committee. Mr. Tilton retired from American Cyanamid Company, a diversified chemical and pharmaceutical company, in December 1994. From 1960 until 1994, Mr. Tilton served in various capacities within American Cyanamid, including as President of the Lederle Laboratories Division from December 1993 until his retirement and President, Lederle Consumer Health from December 1990 to December 1993.

Meetings of the Board; Committees

      During the fiscal year ended December 29, 2002, the Board of Directors held thirteen meetings. Each of the directors attended 75% or more of the aggregate number of meetings held in 2002 of the Board of Directors and committees on which he served while he was a director, except for Mr. Gelbman who joined the Board of Directors in November, 2002. The Corporation’s Board of Directors currently has the following standing Board Committees: Compensation and Personnel Committee, Audit Committee, Corporate Governance and Nominating Committee, Regulatory Compliance Committee and Research and Development Committee.

Compensation and Personnel Committee

      The Compensation and Personnel Committee is responsible for approving (or, at the election of the Compensation and Personnel Committee, recommending to the Board) compensation arrangements for officers and directors of the Corporation, succession planning, reviewing benefit plans and administering the Corporation’s various stock option and other equity-related plans. The Compensation and Personnel Committee is comprised of Mr. Tilton, Mr. Gelbman and Mr. Moufflet. This Committee held nine meetings during 2002.

Audit Committee

      The Audit Committee is responsible for providing oversight of the Corporation’s activities, relating to financial matters, to ensure that they are conducted in a legal and ethical manner. This Committee oversees the Corporation’s financial reporting, control and internal and external audit functions, and is responsible for appointing the independent auditors of the Corporation, evaluating the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing any non-audit services performed by the independent auditors. In addition, the Committee reviews with management and the independent auditors proposed interim financial statements. This Committee held eight meetings during 2002

      The Committee is comprised of Mr. Fetzer, Mr. Moufflet and Mr. O’Connell. Mr. Fetzer and Mr. Moufflet are “independent” as defined by the rules under the listing standards of the Nasdaq Stock Market. Mr. O’Connell’s service as interim President and Chief Executive Officer of the Corporation from September 1999 through June 2000 may cause him to be considered not independent under Nasdaq rules defining an independent director. These rules permit the appointment, under exceptional and limited circumstances, of one non-independent director to serve on the Audit Committee. Mr. O’Connell is serving on the Audit Committee on an interim basis until the Board of Directors identifies and retains an additional director to join the Board of Directors and serve as a member of the Audit Committee. The Board of Directors is currently conducting a search to identify such a person. The Board of Directors has determined that, in the interim, it is in the best interests of the Corporation and its stockholders to have Mr. O’Connell serve on the Committee due to his management and business experience and expertise in the biotechnology and healthcare manufacturing industry, his thorough knowledge of the Corporation and its operations, and his experience in matters relevant to functions of the Audit Committee.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board on board organization and procedures, conducting a performance evaluation of the Board, individual directors and the Chief Executive Officer and nomination of directors. The Corporate Governance and Nominating Committee is currently comprised of Mr. Tilton. This Committee held four meetings during 2002. This Committee will consider nominations for directors from stockholders that meet the timeliness and other requirements of the Company’s Certificate of Incorporation, By-laws and applicable law. Any such nominations should be made in writing to the Secretary, Serologicals Corporation, 5655 Spalding Drive, Norcross, Georgia 30092. See “Stockholder Proposals” for information on how to submit a nomination for director.

Regulatory Compliance Committee

      The Regulatory Compliance Committee is responsible for overseeing the Corporation’s compliance with respect to non-financial regulatory matters. The Regulatory Compliance Committee is comprised of Dr. Christoffersen and Dr. Shaw This Committee met six times during 2002.

Research and Development Committee

      The Research and Development Committee is responsible for oversight of the research and development activities of the Corporation and the strategies and tactics for research and development, including synchronizing these strategies and tactics with the necessary human, facility and other material resources. The Research and Development Committee is comprised of Dr. Christoffersen, Mr. Fetzer and Dr. Shaw. The Research and Development Committee held five meetings in 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth for the fiscal years ended December 29, 2002, December 30, 2001 and December 31, 2000, the compensation for services in all capacities to the Corporation of the individuals serving or having served as chief executive officer and the other four most highly compensated executive officers of the Corporation during the fiscal year ended December 29, 2002 (collectively, the “Named Executive Officers”):

					Long-Term
					Compensation Awards
		Annual Compensation
						Securities
				Other Annual	Restricted	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation (2)	Stock (1)	Options (3)	Compensation (4)

David A. Dodd	2002	$370,330	$30,000	$17,700	$90,000	—	$27,145
President and Chief	2001	346,684	145,000	30,847	150,000	—	9,805
Executive Officer	2000	195,846	83,750	7,700	—	450,000	186

Harold W. Ingalls	2002	258,894	31,238	827	5,513	—	11,600
Vice President,	2001	48,077	—	4,313	28,750	35,000	80
Finance and Chief Financial Officer

Joseph T. Kozma	2002	240,384	—	28,285	35,000	17,500	7,812
Vice President, Strategic Market	2001	10,000	—	—	—	—	—
Development

Sue Sutton-Jones	2002	209,078	—	4,410	29,400	20,000	13,370
Vice President, Global Regulatory	2001	189,277	79,803	3,990	26,601	40,000	113,584
Affairs, Quality Assurance,
Compliance and Medical Affairs

Keith J. Thompson	2002	206,968	31,200	—	—	10,000	11,585
Vice President,	2001	190,000	95,000	—	—	17,500	8,550
Global Manufacturing Operations	2000	190,000	85,400	—	—	15,000	8,550

(1)	Annual incentive compensation consisted of cash payments reported in the Bonus column and Deferred Stock Units reported in the Restricted Stock column earned in the year stated.

The amount reported in the Restricted Stock column for each officer is the value of Deferred Stock Units awarded by the Compensation and Personnel Committee under the Corporation’s Stock Incentive Plan in lieu of the cash bonus amounts deferred. The amount represents the award of a number of Deferred

Stock Units equal to the value of the award divided by the fair market value of Common Stock on the date of the award. The Deferred Stock Units represent Common Stock awarded at a discount of 15% of the fair market value of the Common Stock on the date of the award. The difference between the fair market value represented by the Deferred Stock Units awarded and the bonus earned but deferred is included in the column entitled “Other Annual Compensation.” The Deferred Stock Units are immediately vested and, unless further deferred at the executive’s election, are distributable at the rate of 33 1/3% per year over three years, or upon termination of employment, if earlier.

The remaining amount reported in the Restricted Stock column for each officer is the value of Deferred Stock Units awarded by the Compensation and Personnel Committee under the Corporation’s Stock Incentive Plan. The amount represents the award of a number of Deferred Stock Units equal to the value of the award divided by the fair market value of Common Stock on the date of the award. The Deferred Stock Units represent one share of Common Stock. The Deferred Stock Units vest at the rate of 33 1/3% per year over three years.

      The following table reflects the amounts reported in the Restricted Stock column for the fiscal year ended December 29, 2002:

		Deferred Stock
Name	Bonus Deferred	Unit Awards

David A. Dodd	$30,000	$60,000
Harold W. Ingalls	5,513	—
Joseph T. Kozma	35,000	—
Sue Sutton-Jones	29,400	—
Keith J. Thompson	—	—

(2)	Includes the following:

			Difference between the fair market value of the Common
			Stock represented by the Deferred Stock Units awarded
Name	Automobile Allowance		and the bonus earned but deferred as noted in Footnote 1

David A. Dodd	$13,200		$4,500
Harold W. Ingalls	—		827
Joseph T. Kozma	23,035(a	)	5,250
Sue Sutton-Jones	—		4,410
Keith J. Thompson	—		—

(a)	Represents a buy-out of Mr. Kozma’s automobile lease agreement.

(3)	Represents options to purchase shares of Common Stock.

(4)	Includes compensation in the following amounts:

				Matching
				contributions to
	Matching		Premiums	a retirement
	contributions to	Payout of	paid for	plan available to
	the Corporation’s	2001 unused	term life	U.K.-based
Executive	401(k) plan	vacation	insurance	employees

David A. Dodd	$9,078	$17,377	$690	$—
Harold W. Ingalls	10,356	—	1,244	—
Joseph T. Kozma	7,308	—	504	—
Sue Sutton-Jones	8,803	3,886	681	—
Keith J. Thompson	—	—	—	11,585

Option Grants in Last Fiscal Year

      The following table sets forth summary information regarding stock options granted during the fiscal year ended December 29, 2002 to each of the Named Executive Officers.

					Potential Realizable
					Value at Assumed Annual
	Number of				Rates of Stock Price
	Securities	% of Total			Appreciation for Option
	Underlying	Options Granted	Exercise		Term(b)
	Options	to Employees in	Price	Expiration
Name	Granted(a)	Fiscal Year	Per Share	Date	5.0%	10.0%

David A. Dodd	—	—	$—	—	$—	$—
Harold W. Ingalls	—	—	—	—	—	—
Joseph T. Kozma	17,500	3%	14.98	3/14/08	89,156	202,265
Sue Sutton-Jones	20,000	4%	21.10	5/15/08	143,520	325,599
Keith J. Thompson	10,000	2%	21.10	5/15/08	71,760	162,799

(a)	These options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the grant of the option, which was March 14, 2002 for Joseph T. Kozma and May 15, 2002 for Sue Sutton-Jones and Keith J. Thompson.

(b)	Potential realizable values are based on the fair market value per share on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised and sold at the end of the option term for the appreciated price. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates of appreciation set by the Securities and Exchange Commission (the “SEC”), and are not intended to forecast possible future appreciation, if any, of the Corporation’s Common Stock price. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information with respect to (1) each exercise of options by the Named Executive Officers during the fiscal year ended December 29, 2002, (2) the number of unexercised options held by each of the Named Executive Officers who held options as of December 29, 2002 and (3) the value of unexercised in-the-money options as of December 29, 2002.

Number of
			Securities Underlying	Value of Unexercised
	Shares		Unexercised Options at	In-the-Money Options
	Acquired on	Value	Fiscal Year End	at Fiscal Year End
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable (a)

David A. Dodd	—	$—	225,000/225,000	$1,204,313/1,204,313
Harold W. Ingalls	—	—	8,750/26,250	—
Joseph T. Kozma	—	—	—/17,500	—
Sue Sutton-Jones	—	—	10,000/50,000	—
Keith J. Thompson	—	—	231,375/74,375	761,175/276,425

(a)	Calculated on the basis of the fair market value of $10.54 of the Common Stock on December 27, 2002, minus the per share exercise price.

Compensation of Directors

      Employee directors are not compensated for their Board service. Non-employee directors are entitled to an annual retainer of $20,000 ($40,000 for the non-executive Chairman of the Board of Directors) for serving as a Board member and annual retainers of $5,000 for serving as a committee chairman and $2,000 for serving as a committee member. Directors are also paid $1,500 for each in-person Board or committee meeting attended and $500 for each telephonic Board or committee meeting attended. No additional compensation is payable to a director for a Committee meeting held on the same day as a Board meeting. Non-employee directors are also reimbursed for out-of-pocket expenses in connection with attendance at such meetings.

      The Stock Incentive Plan adopted by the stockholders in May 2001 currently provides for an annual grant of options to purchase 10,000 shares of Common Stock (15,000 shares for a non-executive Chairman of the Board) (the “Annual Grant”), which vests over four fiscal quarters, to each eligible director on May 15th each year. The Stock Incentive Plan incorporated and superseded the Amended and Restated Non-Employee Directors Stock Option Plan (the “NED Plan”), which was originally adopted in 1995 and subsequently amended in May 1998 and May 2000. Directors who have previously received a lump sum grant upon election to the Board under the NED Plan (the “Lump-Sum Grant”), which vests over four years, are not eligible to receive the Annual Grant until such time as the Lump-Sum Grant becomes fully vested. The Compensation and Personnel Committee administers the Stock Incentive Plan.

      In May 2000, the Board of Directors adopted the Amended and Restated Serologicals Corporation Compensation Plan for Non-Employee Directors (the “Director Compensation Plan”). Pursuant to the Director Compensation Plan, each non-employee director of the Corporation may elect to receive his Board compensation either in cash, shares of Common Stock (at 85% of fair market value) or partly in cash and partly in shares of Common Stock. If a director elects to receive any fees in shares of Common Stock, the number of shares issuable will generally be based on 85% of the daily average of the high and low sales prices for of the Common Stock, in the case of the annual meeting, over the ten (10) trading days preceding the annual meeting date, and in the case of per meeting fees, over the ten (10) trading days preceding the date of each such meeting. An election may be made or changed at any time. Once made, the election or change in election shall apply to all annual retainer and per meeting fees which become payable to the director during the calendar year following the election. In addition, an eligible director may defer the receipt of the Common Stock until (i) a date so designated by the director or (ii) the date the director ceases to serve as a director due to death, disability, expiration of term or resignation.

Employment Contracts and Termination of Employment and Change in Control Arrangements

      In connection with the commencement of Mr. Dodd’s employment, the Corporation entered into an employment agreement with him in May 2000 for an initial term of two years and subsequent automatic one-year renewals unless earlier terminated pursuant to the provisions thereof. Such agreement provides for a current base salary of $376,500 per annum, and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Mr. Dodd will be entitled to a bonus equal to 50%-75% of his base salary upon the achievement of the operating goals established by the Board of Directors. Mr. Dodd’s agreement also provides for certain insurance, an automobile allowance and other benefits. In addition, pursuant to the agreement, Mr. Dodd received options to purchase up to 450,000 shares of Common Stock, 225,000 of which have an exercise price of $5.00 per share and 225,000 of which have an exercise price of $5.375 per share (none of which had been exercised as of April 10, 2003). These options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Dodd’s employment, June 1, 2000. The agreement also provides for participation in certain employee benefit programs of the Corporation. Mr. Dodd’s agreement provides that if he is terminated for any reason other than “for cause,” death or disability, he will continue to receive his current base salary and benefits for a period of one year from the date of such termination. The agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

      In connection with the commencement of Mr. Ingalls’ employment, the Corporation entered into an employment agreement with him in October 2001 for an initial term of one year and subsequent automatic one-year renewals, unless earlier terminated pursuant to the provisions thereof. The agreement provides for a current base salary of $262,500 per annum and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Mr. Ingalls will be entitled to a bonus target equal to 40% of his base salary upon the achievement of the goals established by the President & Chief Executive Officer. In addition, pursuant to the agreement, Mr. Ingalls received options to purchase up to 35,000 shares of Common Stock with an exercise price of $17.50 per share (none of which had been exercised as of April 10, 2003). These options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Ingalls” employment, October 25, 2001. The agreement also provides for participation in certain employee benefit programs of the Corporation. Mr. Ingalls’ agreement provides that if he is terminated for any reason other than “for cause,” death or disability, he will continue to receive his current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

      In connection with the commencement of Mr. Kozma’s employment, the Corporation entered into an employment agreement with him in March 2002 for an initial term of one year and subsequent automatic one-year renewals, unless earlier terminated pursuant to the provisions thereof. The agreement provides for a current base salary of $250,000 per annum, and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Mr. Kozma will be entitled to a bonus target equal to 40% of his base salary upon the achievement of the goals established by the President & Chief Executive Officer. In addition, pursuant to the agreement, Mr. Kozma received options to purchase up to 17,500 shares of Common Stock with an exercise price of $14.98 per share (none of which had been exercised as of April 10, 2003). These options vest at the rate of 25% per annum, commencing March 14, 2002. The agreement also provides for participation in certain employee benefit programs of the Corporation. Mr. Kozma’s agreement provides that if he is terminated for any reason other than “for cause,” death or disability, he shall continue to receive his current base salary for a period of one year from the date of such termination. The agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

      In connection with the commencement of Ms. Sutton-Jones’ employment, the Corporation entered into an employment agreement with her in November 2000 for an initial term of one year and subsequent automatic one-year renewals, unless earlier terminated pursuant to the provisions thereof. The agreement provides for a current base salary of $210,000 per annum, and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Ms. Sutton-Jones shall be entitled to a bonus target equal to 40% of her base salary upon the achievement of the goals established by the President & Chief Executive Officer. In addition, pursuant to the agreement, Ms. Sutton-Jones received options to purchase up to 40,000 shares of Common Stock with an exercise price of $14.00 per share (none of which had been exercised as of April 10, 2003). These options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Ms. Sutton-Jones’ employment, January 2, 2001. The agreement also provides for participation in certain employee benefit programs of the Corporation. Ms. Sutton-Jones’ agreement provides that if she is terminated for any reason other than “for cause,” death or disability, she will continue to receive her current base salary and benefits for a period of one year from the date of such termination. The agreement also contains non-competition provisions for the period of employment and 24 months thereafter.

      In connection with Mr. Thompson’s appointment to his previous position of Vice President, Diagnostic Operations, the Corporation entered into an agreement with him in January 1998 for an initial term of one year and subsequent automatic one-year renewals, unless terminated earlier pursuant to the provisions thereof. The agreement provided for a base salary of $199,500 in 2002, and eligibility to participate in such bonus and compensation plans of the Corporation, if any, in which other executives of the Corporation were generally eligible to participate. The agreement also provided for participation in certain employee benefit programs of the Corporation. Mr. Thompson’s agreement provided that in the event his employment was terminated as a result of the elimination of his position, Mr. Thompson would receive payments equivalent to his base salary for a nine-month period from the effective date of termination. Such agreement also contained non-competition provisions for the period of employment and nine months thereafter.

      On March 7, 2003 the Corporation informed Mr. Thompson that the position of Vice President, Global Manufacturing Operations would be based at the corporate offices in the US. It was agreed, that because of this decision, Mr. Thompson would leave the Corporation effective March 31, 2003. In accordance with Mr. Thompson’s employment agreement with the Corporation and UK law, he will receive £105,000, which approximates his current base salary during a required nine month notice period; an additional payment of £30,000 as compensation for the loss of employment and U.K. statutory redundancy pay; £6,200 contribution to his pension plan; and £9,750 as payment for miscellaneous items such as outplacement services and legal advice. Mr. Thompson and the Corporation also entered into a non-solicitation agreement in connection with the severance.

Compensation and Personnel Committee Interlocks and Insider Participation

      None of the members of the Compensation and Personnel Committee is a former or current officer or employee of the Corporation or any of its subsidiaries. None of the Corporation’s executive officers currently serves on the compensation committee or board of directors of any other company of which any member of the Corporation’s Compensation and Personnel Committee is an executive officer.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      Pursuant to its written charter, the Compensation and Personnel Committee of the Board of Directors establishes and reviews the Corporation’s arrangements and programs for compensating its officers, including the Named Executive Officers and all compensation-related arrangements involving the Corporation’s stock or stock options. The Compensation and Personnel Committee is composed of directors who are neither officers nor employees of the Corporation. The Chief Executive Officer and other members of the senior management team have responsibility for administering the overall compensation program approved by the Compensation and Personnel Committee.

      In prior years, the Corporation retained external compensation consultants to evaluate the Corporation’s compensation practices from a competitive standpoint. In 2002, the Compensation and Personnel Committee again utilized the expertise of an outside consulting firm to review the competitiveness of executive compensation in light of recent Corporation performance and changes in organizational structure. Working with the consulting firm, the Compensation and Personnel Committee developed a revised compensation philosophy.

Guiding Principles

      Compensation realized by executives should generally reflect the individual skills and contributions of the executive, as well as the Corporation’s overall performance against its business plan and changes in stockholder value. The basic objectives of the Corporation’s executive compensation program include:

•	Attracting and retaining highly-skilled, performance-oriented executives

•	Linking compensation opportunity to achievement of the Corporation’s short- and long-term financial and strategic goals

•	Creating commonality of interest between management and stockholders by tying realized compensation directly to changes in stockholder value

•	Maximizing the financial efficiency of the overall program from a tax, accounting, and cash flow perspective

      In support of the above objectives, based upon the recommendations of the Compensation and Personnel Committee, the Corporation has established a four-part executive compensation program that includes the following elements:

•	base salary,

•	annual incentive bonus,

•	long-term incentives, and

•	benefits and perquisites

      On an annual or otherwise periodic basis, the Corporation will test the overall program, including targeted compensation levels, to ensure reasonable compliance with the philosophy as described herein.

Base Salary

Individual Salary Levels and Philosophy

      On average, base salaries should be targeted to the median of competitive practice. The median is defined as the 50th percentile of market practice among a peer group of comparable companies. Individual salaries will range around the median based on the following factors:

•	the individual skills and experience of the incumbent, and

•	the difficulty of replacing the incumbent and importance of the position to the Corporation

      Salaries may exceed market median rates for those whose skills are superior to typical executives with similar responsibilities, or for those who hold positions that are uniquely important to the Corporation. For certain key management positions in which the Corporation must ensure the highest level of talent and performance, the Corporation will target the 75th percentile. Conversely, salaries may lag median market rates for those who are new to a job or who hold positions of lesser importance.

      To avoid increased fixed costs, extraordinary accomplishments or contributions should generally be recognized through annual incentive payouts, rather than through salary increases. Exceptions are acceptable for incumbents whose salary falls below targeted levels.

Aggregate Increases

      Aggregate increases for employees should be managed to fall within an annual budget that takes into consideration:

•	competitive practice among the Corporation’s peer group, as well as general industry practice,

•	the Corporation’s financial performance in the prior year and expectations for the coming year, and

•	the impact that increased fixed costs will have on the ability to meet the annual operating plan

Annual Incentives

      Annual incentives should be targeted to approximate the market median for most positions. As a result, annual cash compensation (base salary plus incentive) should fall at or near the market median if the Corporation meets its objectives, and at or near the 75th percentile for exceptional performance. Conversely, annual compensation should fall below median if the Corporation fails to meet its objectives. For certain key management positions, annual cash compensation should be targeted to the 75th percentile. In these cases, extraordinary performance may result in actual annual compensation at the 90th percentile or above.

      Principles governing the design of the annual incentive plans include:

•	the metrics must be tied to key indicators of the Corporation’s success,

•	the performance goals must be reasonably achievable and viewed as fair, while at the same time encouraging stretch performance,

•	the metrics must be simple to understand and controllable by employees participating in the plan, and

•	payouts should reflect the performance of the Corporation as well as the individual executive.

Long-Term Incentive Plans

      Long-term incentive (“LTI”) should be delivered primarily in the form of equity. In general, LTI should be targeted to approximately the market median so that when combined with salary and bonus opportunity, total direct compensation falls at approximately median or 75th percentile market levels, in special situations depending on the targeted annual cash compensation opportunity.

      Principles governing the design of long-term incentive plans include:

•	performance periods should stretch over multiple fiscal years to create balance between short- and long-term objectives,

•	LTI should function to (1) align executive and stockholder interests and (2) enhance focus on the creation of stockholder value,

•	the portion of an executive’s total compensation opportunity attributable to LTI should increase with increasingly higher levels of responsibility,

•	awards should support long-term retention of key contributors through vesting and other benefit provisions, and

•	aggregate annual share usage in employee equity plans should be carefully managed to avoid excessive levels of potential stockholder dilution

      The primary vehicle for delivering long-term incentives should be stock options. The reasons for this include:

•	options create the strongest alignment with stockholder interests, since value is delivered only in the event of share price appreciation,

•	as a result of their favorable tax and accounting treatment, options are the most financially efficient way to deliver compensation,

•	options provide strong retention even after vesting, since opportunity to exercise the award is generally contingent on continued service with the Corporation, and

•	options are simple to communicate and flex with changes in the Corporation’s overall business strategy.

      Other long-term incentive awards, such as restricted stock, should generally be used for special purposes, such as payment of sign-on bonuses to new hires, recognition of special accomplishments, or other unique events. As the Corporation grows and matures, the use of restricted stock and other full-value awards may become more appropriate and should be considered within the context of the Corporation’s changing business strategy.

Benefits and Perquisites

      The following principles apply to design and delivery of benefits and perquisites:

•	Executives should participate in all of the broad-based benefit plans available to employees in general, at equivalent opportunity levels.

–	To the extent that government restrictions limit the ability of executives to participate in a consistent manner with other employees, the Corporation should adopt special “restoration” plans.

•	The Corporation should provide other special benefits that are typically available to executives in the competitive market, but only to the extent that such benefits are (1) reasonable in cost, (2) simple to administer, and (3) supportive of the Corporation’s overall business and human resource strategies.

–	These benefits should enhance the overall competitiveness of the executive compensation program, and support the attraction and retention of highly skilled executives.

•	The Corporation should avoid non-performance-based perquisites that are costly or fail to support the business plan.

Executive Stock Ownership

      The Corporation’s policy is to encourage retention of Common Stock and Common Stock equivalents delivered to the Corporation’s executives through the overall compensation program. Retention of equity is critical to the Corporation’s ability to create commonality of interest between management and stockholders by tying the value of compensation already paid to future changes in stockholder value. Accumulation of equity, therefore, functions to encourage a partnership like environment in which executives behave like owners, rather than employees.

      In support of this objective, the Corporation has adopted the following share ownership guideline in which increasingly higher levels of ownership are recommended based on the degree to which executives are responsible for development and execution of the Corporation’s business strategy:

Covered Group — All officers and outside directors of the Corporation

Recommended Ownership Levels — Officers/directors should reach the following ownership levels within 5 years:

Ownership Target as a Percent
Position	of Salary/Retainer

CEO	300%
VPs	200%
Directors	500%

Compensation of the Chief Executive Officer

      In determining Mr. Dodd’s compensation for 2002, the Board or Directors, with the aid of external compensation consultants, conducted an external market assessment of competitive levels of compensation for CEO’s managing companies of similar size, complexity and performance level and at other companies within the Corporation’s industry. Part of Mr. Dodd’s compensation is determined based on an employment agreement entered into between the Corporation and him in May 2000. That agreement provides for an annual base salary, incentive compensation of 50 to 75% of base salary upon the achievement of operating goals established by the Board of Directors and an automobile allowance. In connection with the commencement of his employment, Mr. Dodd was also granted stock options to purchase 450,000 shares of the Common Stock. In determining the terms of Mr. Dodd’s agreement, the Compensation and Personnel Committee relied, in part, on the advice of the Committee’s external compensation consultant with respect to the market for chief executive officer compensation for a corporation like the Corporation.

      In 2002, Mr. Dodd received a base salary of $376,500. He also received an annual incentive cash bonus of $60,000 ($30,000 of which Mr. Dodd elected to defer and take in the Corporation’s stock), which amounted to 21% of his potential annual incentive bonus. Mr. Dodd’s annual incentive cash bonus was calculated under the terms of the annual incentive bonus plan and was based upon the Corporation’s achievement of its revenue goal, but failure to achieve its targeted earnings goal. Mr. Dodd did not receive a grant of stock options in 2002.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits the annual tax deduction for applicable remuneration paid to the Corporation’s Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation and Personnel Committee does not believe that the compensation to be paid to the Corporation’s executives will exceed the deduction limit set by Section 162(m).

Compensation and Personnel Committee

Lawrence E. Tilton, Chairman
Ronald G. Gelbman
Gerard M. Moufflet

      The foregoing report of the Compensation and Personnel Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Performance Graph

      The graph below compares the cumulative total return on the Corporation’s Common Stock from December 28, 1997 through December 29, 2002 with the cumulative total return of the NASDAQ Stock Market Total Return Index, the NASDAQ Pharmaceutical Stock Index and the NASDAQ Biotech Stock Index. Cumulative total return values were calculated assuming an investment of $100 on December 28, 1997 and reinvestment of dividends.

SEROLOGICALS CORPORATION

Total Return Analysis

	NASDAQ		NASDAQ
	Pharmaceutical	The NASDAQ	Biotechnology	Serologicals
Date	Index*	Stock Market	Index*	Corporation

12/28/97	100.00	100.00	100.00	100.00
12/27/98	123.67	144.53	152.12	172.34
12/26/99	230.12	265.00	340.46	41.09
12/31/00	308.41	163.56	461.77	96.15
12/30/01	271.29	132.29	401.71	138.19
12/29/02	171.78	90.61	244.78	67.28

*	In past years, the Corporation has compared its cumulative total return on the Corporation’s Common Stock to the NASDAQ Pharmaceutical Index. Beginning with this proxy statement to stockholders, the Corporation will no longer use the NASDAQ Pharmaceutical Index as a comparative index and will add the NASDAQ Biotechnology Index to its comparison. The Corporation decided to eliminate the NASDAQ Pharmaceutical Index and to add the NASDAQ Biotechnology Index to its total return analysis and stock performance graph because the NASDAQ Biotechnology Index better reflects the Corporation’s market focus and peer group. Consistent with applicable SEC rules, the Corporation has provided a comparison to both the NASDAQ Pharmaceutical Index and the NASDAQ Biotechnology Index in this year’s proxy statement.

      The performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or Exchange Act, unless the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

      The following table provides information as of April 2, 2003 as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s voting securities, each director and nominee, each of the Named Executive Officers, and all current directors and executive officers as a group.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner(1)	Ownership	Common Stock(2)

SAFECO Corporation and affiliated companies(3)	1,803,573	7.4%
Putnam Investment Management and affiliated companies(4)	1,489,014	6.1
David A. Dodd(5)	378,799	1.5
Keith J. Thompson(6)	250,775	1.0
Desmond H. O’Connell, Jr.(7)	207,748	*
Wade Fetzer, III(8)	135,274	*
Lawrence E. Tilton(9)	103,965	*
George M. Shaw, MD., Ph.D.(10)	63,000	*
Gerard M. Moufflet(11)	41,359	*
Sue Sutton-Jones(12)	26,585	*
Ralph E. Christoffersen, Ph.D.(13)	20,846	*
Harold W. Ingalls(14)	18,826	*
Joseph T. Kozma(15)	16,452	*
Ronald G. Gelbman(16)	2,342	*
All current executive officers and directors as a group (consisting of 17 individuals)(18)	1,343,635	5.2%

*	Less than 1%

1)	This table identifies persons having voting and investment power with respect to the shares, or shares underlying options that are exercisable within 60 days of April 2, 2003, set forth opposite their names as of April 2, 2003, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

2)	Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock outstanding as of April 2, 2003. The number of shares of Common Stock outstanding on April 2, 2003 was 24,459,746. For purposes of calculating each person’s beneficial ownership, any shares subject to options exercisable within 60 days of April 2, 2003 are deemed to be beneficially owned by, and only outstanding with respect to, such person.

3)	Based on a joint Schedule 13G dated February 11, 2003 filed with the Commission, as of December 31, 2002 SAFECO Corporation was the beneficial owner with shared voting and dispositive power of 1,803,573 shares of Common Stock; SAFECO Common Stock Trust was the beneficial owner with shared voting and dispositive power of 1,254,973 shares of Common Stock; and SAFECO Asset Management Company was the beneficial owner with shared voting and dispositive power of 1,803,573 shares of Common Stock. SAFECO Asset Management Company and SAFECO Corporation disclaim beneficial ownership of the shares reported. The business address of SAFECO Corporation is SAFECO Plaza Seattle, WA 98185-0001.

4)	Based on a joint Schedule 13G dated February 6, 2003 filed with the SEC, as of December 31, 2002, Putnam Investments LLC was the beneficial owner of 1,489,014 shares of Common Stock, with shared voting power of 587,713 shares of Common Stock and shared dispositive powers of 1,489,014 shares of Common Stock; Putnam Investment Management LLC was the beneficial owner with shared dispositive power of 623,543 shares of Common Stock; and The Putnam Advisory Company, LLC was the beneficial owner with shared voting power of 585,770 shares of Common Stock and shared dispositive power of 865,471 shares of Common Stock. The business address of Putnam Investment Management is One Post Office Square, Boston MA 02109.

5)	Includes 337,500 shares of Common Stock that Mr. Dodd has the right to acquire pursuant to options exercisable within 60 days of April 2, and Deferred Stock Units representing 12,311 shares of Common Stock distributable to Mr. Dodd if his employment with the Corporation is terminated, and 5,672 deferred stock units which vest 33 1/3% on each anniversary date of the grant, at which time Mr. Dodd becomes entitled to receive a like number of shares of Common Stock.

6)	Includes 6,575 shares held by Mr. Thompson’s spouse, and includes 237,625 shares of Common Stock that Mr. Thompson has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003.

7)	Includes 150,466 shares of Common Stock that Mr. O’Connell has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003 and Deferred Stock Units representing 9,282 shares of Common Stock distributable to Mr. O’Connell on his last day of service as a director of the Corporation.

8)	Includes 86,274 shares of Common Stock that Mr. Fetzer has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003.

9)	Includes 85,493 shares of Common Stock that Mr. Tilton has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003 and Deferred Stock Units representing 6,472 shares of Common Stock distributable to Mr. Tilton on his last day of service as a director of the Corporation.

10)	Includes 57,000 shares of Common Stock that Dr. Shaw has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003.

11)	Includes 20,959 shares of Common Stock that Mr. Moufflet has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003.

12)	Includes 20,000 shares of Common Stock that Ms. Sutton-Jones has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003, and Deferred Stock Units representing 6,464 shares of Common Stock distributable to Ms. Sutton-Jones if her employment with the Corporation is terminated.

13)	Represents shares of Common Stock that Dr. Christoffersen has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003 and Deferred Stock Units representing 2,928 shares of Common Stock distributable to Dr. Christoffersen on his last day of service as a director of the Corporation.

14)	Includes 8,750 shares of Common Stock that Mr. Ingalls has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003, and Deferred Stock Units representing 3,076 shares of Common Stock distributable to Mr. Ingalls if his employment with the Corporation is terminated.

15)	Includes 4,375 shares of Common Stock that Mr. Kozma has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003, and Deferred Stock Units representing 5,212 shares of Common Stock distributable to Mr. Kozma if his employment with the Corporation is terminated.

16)	Represents shares of Common Stock that Mr. Gelbman has the right to acquire pursuant to options exercisable within 60 days of April 2, 2003.

17)	Includes 1,085,110 shares of Common Stock that members of the group have the right to acquire pursuant to options exercisable within 60 days of April 2, 2003, and Deferred Stock Units representing 34,832 shares of Common Stock distributable to certain members of the group if their employment with the Corporation is terminated and 8,885 deferred stock units which vest 33 1/3% on each anniversary date of the grant.

Certain Relationships and Related Transactions

      Mr. Gelbman currently serves on the corporate board of Haemonetics Corporation. Haemonetics Corporation is a supplier of the Corporation. The Corporation made payments to Haemonetics totaling approximately $272,000 in 2002. These payments were the result of arm’s length negotiations conducted in the ordinary course of business.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Pursuant to its written charter, the Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Deloitte & Touche LLP, the Corporation’s independent accountants, are responsible for auditing the Corporation’s annual financial statements in accordance with generally accepted auditing standards an for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent accountants.

      In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has met and held discussions with management and the independent auditors. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 29, 2002 with management and reviewed and discussed with management and the independent auditors the critical accounting policies followed in preparing the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

•	Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditors’ experience, and their knowledge of the Corporation, do the Corporation’s financial statements fairly present to investors, with clarity and completeness, the Corporation’s financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of the Corporation, has the Corporation implemented internal controls and internal audit procedures that are appropriate for the Corporation?

      The Corporation’s independent auditors also provided to the Audit Committee written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditors’ independence from the Corporation and determined they were independent.

      Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 29, 2002, as filed with the SEC.

Audit Committee

Wade Fetzer, III, Chairman
Gerard M. Moufflet
Desmond H. O’Connell, Jr.

      The foregoing report of Audit Committee of the Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or Exchange Act, unless the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT AUDITORS

      The firm of Arthur Andersen LLP served as independent public accountants to the Corporation until their replacement by Deloitte & Touche LLP in May 2002. The Audit Committee has retained Deloitte & Touche LLP to serve as the Corporation’s independent auditors for the 2003 fiscal year unless the Audit Committee deems it advisable to make a substitution. A representative of Deloitte & Touche LLP will be available at the Annual Meeting to answer questions.

      On May 29, 2002, the Board of Directors of the Corporation, upon recommendation of the Audit Committee, adopted a resolution to dismiss the Corporation’s independent public accountants, Arthur Andersen LLP, and engage Deloitte & Touche LLP as the Corporation’s independent public accountants for the fiscal year ending December 29, 2002 effective upon the acceptance of the Corporation as a client by Deloitte & Touche LLP, which occurred on June 12, 2002.

      Arthur Andersen LLP’s prior audit reports on the Corporation’s financial statements for each of the two most recent fiscal years in the period ended December 30, 2001 contained no adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During each of the two most recent fiscal years of the Corporation in the period ended December 30, 2001 and through June 12, 2002, there were no disagreements between the Corporation and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with their reports; and during such period there were no “reportable events.”

      During the Corporation’s two fiscal years in the period ended December 30, 2001 and through June 12, 2002, the Corporation did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements or any other matters or reportable events.

Principal Accounting Firm Fees

      The following table sets forth the aggregate fees agreed to by the Corporation for the annual and statutory audits for the fiscal year ended December 29, 2002, and all other fees paid by the Corporation during 2002 to its principal accounting firm, Deloitte & Touche LLP:

Audit fees	$240,000
Financial information system design and implementation fees	—
All other fees	76,000

Total	$316,000

      The Audit Committee has determined that the rendering of all non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Corporation’s executive officers, directors and greater than ten percent beneficial owners are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation’s review of the copies of such reports it has received, and written representations from its executive officers and directors, the Corporation believes that all of its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them, except that David L. Bellitt, an officer of the Corporation, did not file a Form 4 within the time period required for a single transaction during December 2002; Desmond H. O’Connell and Ralph E. Christoffersen, directors of the Corporation, did not file a Form 4 within the time period required for multiple transactions during 2002. Mr. O’Connell reported late ten acquisitions and Dr. Christoffersen reported late six acquisitions of common stock accumulated as a result of deferring fees earned in connection with serving as a director of the Corporation

OTHER BUSINESS

      The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS

      In accordance with the Exchange Act, proposals of stockholders intended to be presented at the next annual meeting of the Corporation’s stockholders must be received by the Corporation for inclusion in the Corporation’s 2004 Proxy Statement and form of proxy on or prior to December 11, 2004. If a stockholder would like to present a proposal but not include it in the Corporation’s 2004 Proxy Statement, then in accordance with the Corporation’s Amended and Restated Certificate of Incorporation, as amended, the proposal must be submitted in writing to the Secretary of the Corporation no later than March 16, 2004 but no earlier than February 15, 2004; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after May 16, 2004, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting or public disclosure thereof was given or made.

      In accordance with the Corporation’s Certificate of Incorporation, nominations for directors made by stockholders must be submitted in the same manner. Each such submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent’s ownership of Common Stock of the Corporation. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

      The Annual Report to Stockholders of the Corporation for the fiscal year ended December 29, 2002 (the “Annual Report”) as well as the Corporation’s Form 10-K are being furnished simultaneously herewith. Such Annual Report and Form 10-K are not to be considered parts of this Proxy Statement.

COST OF SOLICITATION

      The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

      It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

By Order of the Board of Directors,

Jeffrey D. Linton
Secretary

Dated: April 14, 2003

Norcross, Georgia

SEROLOGICALS CORPORATION

SKU #SROCM-PS-02

SEROLOGICALS CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒     Please mark votes as in this example.

SEROLOGICALS CORPORATION

1. Election of Directors.	2.	In their discretion, the proxies are
(01) David A. Dodd		authorized to vote on such other business as
(02) Wade Fetzer, III		may properly come before the Meeting or
(03) Ronald G. Gelbman		any adjournment(s) thereof.
FOR ALL NOMINEES ☐ ☐ WITHHOLD FROM ALL NOMINEES

☐ For all nominees except as noted above
		Mark box at right if you intend to attend the Annual Meeting of Stockholders.	☐
		Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY	This Proxy is Solicited on Behalf of the Board of Directors of	PROXY

SEROLOGICALS CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2003, and does hereby appoint Desmond H. O’Connell, Jr., David A. Dodd and Jeffrey D. Linton or any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of Common Stock of Serologicals Corporation (the “Corporation”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., local time, on May 16, 2003 at the Renaissance Atlanta Hotel - Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia 30354, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR the election of the nominees for director named herein.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side of the Proxy Card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?